CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #432 to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated April 27, 2012 on the financial statements and financial highlights of Niemann Tactical Total Return Fund a series of Advisors Series Trust.   Such financial statements and financial highlights appear in the 2012 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

           TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
June 25, 2012